Exhibit 99.2

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Catalent To Acquire Leading Cell Therapy Company MaSTherCell Global for $315 Million,

Creating an Industry-Leading Cell & Gene Therapy Platform

SOMERSET, N.J. and GOSSELIES, BELGIUM – February 3, 2020 — Catalent, Inc. (NYSE: CTLT), the leading global provider of advanced delivery technologies, development, and manufacturing solutions for drugs, biologics, gene therapies, and consumer health products, and MaSTherCell Global, Inc., a technology-focused cell and gene therapy contract development and manufacturing organization to leading cell therapy innovators, today announced that Catalent has agreed to acquire MaSTherCell Global, a company backed by Great Point Partners, SFPI-FPIM, and Orgenesis Inc. (NASDAQ:ORGS), for an aggregate of $315 million in cash, subject to a customary adjustments.

“MaSTherCell extends our leadership position in the biotech industry, complements our leading gene therapy offering, and allows us to deliver comprehensive development, manufacturing, analytical, fill-finish, and clinical supply solutions for innovators across the large molecule space,” said John Chiminski, Catalent’s Chair & Chief Executive Officer. “Both autologous and allogeneic cell therapies provide important new treatment options, with a rising number expected to gain regulatory approval over the coming years. Catalent is well-positioned to combine MaSTherCell’s expert teams and capabilities with our extensive resources and experience in scaling new platforms, and to help MaSTherCell build-out its development and commercial manufacturing capabilities.”

Founded in 2011, MaSTherCell has a 25,000 square-foot facility in Gosselies, Belgium providing clinical services, and construction is in progress on a dedicated 60,000 square-foot adjacent commercial-scale production and fill-finish facility, which is scheduled to open in the fall of 2021 and ultimately add over 250 new jobs to the current team of over 240. Its 32,000 square-foot U.S. facility in Houston, Texas, upon completion of validation activities, will focus on development-scale projects and will employ a team of over 50 experts before the end of the year. MaSTherCell has a growing customer base and offers a unique portfolio of capabilities and technologies that include the development and manufacture of autologous and allogeneic cell therapies, as well as a variety of related analytical services. Its experience includes therapies based on chimeric antibody receptor-engineered T cells (CAR-T), T cell receptors (TCR), tumor-infiltrating lymphocytes (TIL), and mesenchymal stem cells (MSC).

Darren Head, MaSTherCell’s Chief Executive Officer, commented, “MaSTherCell has built comprehensive capabilities to address the complexities of cell therapy production. Like Catalent, our experience has taught us the importance of technology selection, advanced know-how, and quality and regulatory expertise for successful cell therapy programs that are aimed at producing life-altering treatments. We are excited to join the industry-leading team at Catalent and work together to scale-up our business. This combination will strengthen our service offering to our customers and, in the end, benefit patients who need innovative life-saving therapies. Catalent’s backing will position MaSTherCell for growth and enhance Catalent’s existing presence in Belgium.”

Vered Caplan, Chief Executive Officer of Orgenesis, stated, “We are very proud of the developments and accomplishments at MaSTherCell, which has become a best-in-class contract development and manufacturing organization (CDMO) servicing many of the leading cell and gene therapy companies. Since we completed our acquisition of MaSTherCell in 2015, the business has grown along with this burgeoning industry. With Catalent’s expertise and resources, we believe MaSTherCell will be well positioned to continue on its current trajectory in order to meet the evolving needs of the industry.”

Noah Rhodes, Managing Director at Great Point Partners, commented, “We identified MaSTherCell as the leading provider of development and manufacturing services to cell and gene therapy companies, and have enjoyed watching the company and its team continue to flourish. We cannot think of a better partner for MaSTherCell than Catalent, as the combined company will be a leading vertically-integrated provider able to serve customers and patients on a global basis.”

Upon completion of the transaction, which is expected in the current, third quarter of Catalent’s 2020 fiscal year and is subject to customary closing conditions, MaSTherCell’s 240 talented employees, including its outstanding leadership team, will become part of the Catalent Biologics business.

The acquisition is an all-cash transaction, which Catalent expects to finance with either a partial drawn down of its revolving credit facility or the proceeds from future capital-raising activity. As part these activities, Catalent has obtained $200 million of committed financing, subject to customary conditions, from JPMorgan Chase Bank N.A. It should be noted, however, that the agreement governing the acquisition is not contingent on any financing activity. Catalent intends to file a Current Report on Form 8-K with the Securities and Exchange Commission, which will have further details concerning the acquisition and the committed financing.

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About Catalent, Inc.

Catalent, Inc. [NYSE: CTLT] is the leading global provider of advanced delivery technologies, development, and manufacturing solutions for drugs, biologics, gene therapies, and consumer health products. With over 85 years serving the industry, Catalent has proven expertise in bringing more customer products to market faster, enhancing product performance and ensuring reliable global clinical and commercial product supply. Catalent employs over 13,000 people, including over 2,400 scientists and technicians, at more than 35 facilities, and in fiscal year 2019 generated over $2.5 billion in annual revenue. Catalent is headquartered in Somerset, New Jersey. For more information, visit www.catalent.com

More products. Better treatments. Reliably supplied.™

About MaSTherCell Global, Inc.

MaSTherCell Global is dedicated to the industrialization and production of cell and gene therapies for leading biotech innovators. Its facilities enable cell therapy companies to benefit from state-of-the-art infrastructures and world-recognized experts, thus accelerating the arrival of cell therapies to the market. At the heart of MaSTherCell is a team of 240 dedicated experts combining strong experience in cGMP cell therapy manufacturing with a technology-focused approach and substantial knowledge of the industry. MaSTherCell’s goal is to help customers providing innovative and affordable treatments to patients, in a fast and cost-efficient way.

About Great Point Partners.

Great Point Partners (“GPP”), founded in 2003 and based in Greenwich, CT, is a leading health care investment firm, currently with approximately $2.0 billion of equity capital currently under management and 28 professionals, investing in the United States, Canada, and Western Europe. GPP is currently making new private equity investments from GPP III. Great Point manages capital in private (GPP I, $156 million and GPP II, $215 million of committed capital, and GPP III which has $306 million in committed capital) and public (BioMedical Value Fund family, approximately $1.5 billion) equity funds. Great Point Partners has provided growth equity, growth recapitalization, and management buyout financing to more than 100 growing health care companies. The private equity funds invest across all sectors of the health care industry with particular emphasis on biopharmaceutical services and supplies, outsourcing and alternate site care, and information technology enabled businesses. The firm pursues a proactive and proprietary approach to sourcing investments and tuck-in acquisitions for its portfolio companies.

About SFPI-FPIM.

The Belgian Federal Holding and Investment Company (Société Fédérale de Participations et d’Investissement / Federale Participatie- en Investeringsmaatschappij; SFPI-FPIM), was created on November 1, 2006 as a result of a merger between the Federal Participation Company and the Federal Investment Company.

The Belgian federal government is SFPI-FPIM’s sole shareholder. SFPI-FPIM centrally manages the federal government’s shareholdings, cooperates with the government on specific projects, and pursues its own investment policy in the interests of the Belgian economy. The core business of SFPI-FPIM is as an investment company, to invest in companies with an attractive added value for society in one of the SFPI-FPIM priority sectors. As a holding company, it acquires equity in companies that are of strategic importance as far as federal policy is concerned, either making use of its own funds or by using funds that the state provides for a project.

Catalent Forward-Looking Statement Notice.

This release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the pending acquisition of MaSTherCell Global and its timing, MaSTherCell’s future growth and prospects, the growth and prospects of the markets in which MaSTherCell’s customers operate, and Catalent’s plans concerning the financing of the acquisition. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent, Inc.’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: participation in a highly competitive market and increased competition may adversely affect the business of the Company; demand for the Company’s offerings, which depends in part on the Company’s customers’ research and development and the clinical and market success of their products; product and other liability risks that could adversely affect the Company’s results of operations, financial condition, liquidity and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on the Company’s business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political and regulatory risks to the operations of the Company; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products the Company manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar against other currencies, including as a result of the U.K.’s pending exit from the European Union; adverse tax legislative or regulatory initiatives or challenges or adjustments to the Company’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisition, including MaSTherCell, or other transaction that may complement or expand the Company’s business or divestment of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks associated with timely and successfully completing, and correctly anticipating the future demand predicted for, capital expansion projects at our existing or any acquired facilities, offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; additional cash contributions required to fund the Company’s existing pension plans; substantial leverage resulting in the limited ability of the Company to raise additional capital to fund operations and react to changes in the economy or in the industry, exposure to interest-rate risk to the extent of the Company’s variable-rate debt, and preventing the Company from meeting its obligations under its indebtedness; adverse market conditions that interfere with the ability of the Company to access the capital markets; and lack of market interest in the Company’s capital offerings. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed August 27, 2019. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent, Inc. does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

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